Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AeroGrow International Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of AeroGrow International Inc. of our report dated June 10, 2008, with respect to the statements of operations, stockholders’ equity (deficit) and cash flows for the year ended March 31, 2008, which report appears in the March 31, 2010 annual report on Form 10-K of AeroGrow International Inc.

/s/ Gordon, Hughes & Banks, LLP

Greenwood Village, CO
November 5, 2010